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            [Letterhead of Paul, Weiss, Rifkind, Wharton & Garrison]

                                                                     EXHIBIT 5.1


                                          February 25, 2002


Revlon Consumer Products Corporation
Revlon, Inc. and each Subsidiary
listed on Schedule 1 to this letter
625 Madison Avenue
New York, New York  10022


                      Revlon Consumer Products Corporation
                       Registration Statement on Form S-4


Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-4 (the

"Registration Statement") referred to above filed by Revlon Consumer Products

Corporation, a Delaware corporation (the "Company"), Revlon, Inc., a Delaware corporation (the "Parent Guarantor") and each subsidiary of the Company the name and jurisdiction of organization of which are set forth on Schedule 1 to this letter (the "Subsidiary Guarantors" and, together with the Parent Guarantor, the

"Guarantors") with the Securities and Exchange Commission under the Securities

Act of 1933, as amended (the "Securities Act"), and the rules and regulations under the Act (the "Securities Act Rules"), we have been requested to furnish our opinion as to the legality of the securities being registered by the

Registration Statement. The Registration Statement covers $363,000,000 aggregate principal amount at maturity of the Company's 12% Senior Secured Exchange Notes due 2005 (the "Exchange Notes") to be issued pursuant to the Indenture, dated as of November 26, 2001 (the "Indenture"), among the Company, the


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Revlon Consumer Products Corporation                                           2



Guarantors and Wilmington Trust Company, as trustee (the "Trustee"), and as contemplated by the Registration Agreement, dated November 26, 2001, by and among the Company and the signatories thereto.

                  In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture and the form of the

Exchange Notes included as Exhibit A to the Indenture (collectively, the

"Documents"). We also have examined such corporate records and other instruments as we have deemed necessary or appropriate and such other certificates,

agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.

                  In our examination of the documents listed above, we have

assumed, without independent investigation, the genuineness of all signatures,

the enforceability of the Documents against all parties thereto (other than the

Company and the Guarantors in the case of the Indenture and the Company in the case of the Exchange Notes), the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements and other documents, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.

                  In expressing the opinions set forth below, we have relied upon the factual matters contained in the representations and warranties of the

Company and the


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Revlon Consumer Products Corporation                                           3


Guarantors made in any of the Documents and upon certificates of public officials and officers of the Company and the Guarantors. We also have assumed that the Exchange Notes will be in the form of Exhibit A to the Indenture and any information omitted from such form and indicated as such by a blank space has been properly added.

                  In addition, in the case of the Company and each of the

Guarantors, we have assumed, without independent investigation, that (i) it is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) it has all necessary corporate power and authority to execute, deliver and perform its obligations under each Document to which it is a party, (iii) the execution, delivery and performance of each Document have been duly authorized by all necessary corporate action and do not violate its charter or other organizational documents or the laws of its jurisdiction of organization and (iv) each Document has been duly executed and delivered by it under the laws of its jurisdiction of organization.

                  Based upon the foregoing, and subject to the assumptions,

exceptions and qualifications set forth in this letter, we are of the opinion that:


        1.        The Exchange Notes to be issued under the Indenture, when

issued, authenticated and delivered as provided in the Indenture and as contemplated by the Registration Statement, will be validly issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability of such obligations may be subject to (i)


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Revlon Consumer Products Corporation                                           4


bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer,

moratorium or other similar laws now or hereafter in effect affecting creditors'

rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (iii)

principles of commercial reasonableness.


        2.        The Indenture Guarantees (as defined in the Indenture) have been validly issued and delivered and constitute valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, except as enforceability of such obligations may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and

(iii) principles of commercial reasonableness.

                  The opinions in this letter are limited to the laws of the

State of New York. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under such laws, which are currently in effect.

                  We hereby consent to the use of our name in the Registration

Statement and in the related Prospectus as the same appears in the caption

"Legal Matters" and to the use of this opinion as an exhibit to the Registration

Statement. In giving this consent,


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Revlon Consumer Products Corporation                                           5


we do not admit that we come within the category of persons whose consent is required by the Securities Act or the Securities Act Rules.


                                                  Very truly yours,

                                       /s/ Paul, Weiss, Rifkind, Wharton
                                                   & Garrison

                                       PAUL, WEISS, RIFKIND, WHARTON & GARRISON


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                                                                      Schedule 1


                              SUBSIDIARY GUARANTORS



Name of                                   Type of               Jurisdiction of
Subsidiary                                Entity                 Organization
----------                                ------                 ------------

Almay, Inc.                               Corporation           Delaware
Charles of the Ritz Group Ltd.            Corporation           Delaware
Charles Revson Inc.                       Corporation           New York
Cosmetics & More Inc.                     Corporation           Delaware
North America Revsale Inc.                Corporation           New York
Pacific Finance & Development Corp.       Corporation           California
PPI Two Corporation                       Corporation           Delaware
Revlon Consumer Corp.                     Corporation           Delaware
Revlon Government Sales, Inc.             Corporation           Delaware
Revlon International Corporation          Corporation           Delaware
Revlon Products Corp.                     Corporation           Delaware
Revlon Real Estate Corporation            Corporation           Delaware
RIROS Corporation                         Corporation           New York
RIROS Group Inc.                          Corporation           Delaware
RIT Inc.                                  Corporation           Delaware